Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Ankam, Inc. (the “Company”) on Form 10-K for the fiscal year ended November 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Wen Lung, WANG, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ANKAM, INC.

Date: March 14, 2025	By:	/s/ Wen Lung, WANG
Name: Wen Lung, WANG Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)